Exhibit 99.1

For immediate release	For More Information:
J. Bruce Hildebrand, Executive Vice President
325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES

SECOND QUARTER 2016 EARNINGS RESULTS

ABILENE, Texas, July 21, 2016 – First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the second quarter of 2016 of $26.81 million, up 5.94 percent when compared with earnings of $25.31 million in the same quarter last year. Basic earnings per share were $0.41 for the second quarter of 2016 compared with $0.39 in the same quarter a year ago.

All amounts for the second quarter ended June 30, 2016, include the results of the asset purchase of 4Trust Mortgage, Inc. on May 31, 2015, and the acquisition of First Bank, N.A., Conroe, Texas, on July 31, 2015. As of the acquisition date, First Bank had total gross loans of $252.46 million and total deposits of $356.75 million.

Net interest income for the second quarter of 2016 increased 8.05 percent to $56.55 million compared with $52.34 million in the same period of 2015. The net interest margin, on a taxable equivalent basis, was 4.12 percent compared to 4.15 percent in the first quarter of 2016 and 4.07 percent in the second quarter of 2015. Included in interest income for the second quarter of 2016 was $621 thousand, or four basis points in net interest margin, related to discount accretion from fair value accounting related to the Conroe and Orange acquisitions.

The provision for loan losses was $2.06 million in the second quarter of 2016 compared with $2.33 million in the first quarter of 2016 and $1.55 million in the second quarter of 2015. The continued provision for loan losses in 2016 and 2015 reflects the continued levels of nonperforming and classified assets, gross charge-offs, as well as the economic effects related to the oil and gas industry. Nonperforming assets as a percentage of loans and foreclosed assets totaled 1.22 percent at June 30, 2016, compared with 0.88 percent at March 31, 2016, and 0.61 percent at June 30, 2015. The increase in the Company’s nonperforming assets as a percentage of loans and foreclosed assets ratio at June 30, 2016, primarily resulted from the addition of one larger commercial credit to the Company’s quarter-end nonaccrual balances. Classified loans totaled $132.67 million at June 30, 2016, compared to $142.14 million at March 31, 2016, and $95.77 million at June 30, 2015.

At June 30, 2016, loans with oil and gas industry exposure totaled 2.65% of gross loans. These loans comprised $32.67 million of the classified loan totals and $5.76 million of the nonperforming loan totals. In addition, $419 thousand in net charge-offs was related to these oil and gas loans for the quarter ended June 30, 2016. At June 30, 2016, the Company’s allowance for loan loss reserve specific to its total oil and gas loan portfolio totaled 6.57% of total oil and gas loans.

Noninterest income increased 20.38 percent in the second quarter of 2016 to $21.44 million compared with $17.81 million in the same quarter a year ago. Trust fees decreased $14 thousand to $4.73 million in the second quarter of 2016 compared with $4.74 million in the same quarter last year due to a $113 thousand decline in Trust oil and gas fee income when compared to the same quarter a year ago. This decline was mostly offset by an increase in the fair value of Trust assets managed to $4.11 billion from $3.97 billion a year ago. Service charges on deposits and ATM, interchange and credit card fees increased 9.52 and 7.25 percent, respectively, to $4.40 million and $5.84 million compared with $4.02 million and $5.45 million, respectively, in the same quarter last year primarily due to the acquisition of First Bank and the continued growth in net new accounts and debit cards. Real estate mortgage fees increased 91.28 percent in the second quarter of 2016 to $4.01 million compared with $2.10 million in the same quarter a year ago, primarily resulting from additional loan origination production from the 4Trust Mortgage, Inc. asset purchase. Also included in noninterest income during the second quarter of 2016 was a gain on sale of securities of $912 thousand.

Noninterest expense for the second quarter of 2016 totaled $40.76 million compared to $35.20 million in the second quarter of 2015. The Company’s efficiency ratio in the second quarter of 2016 was 48.43 percent compared with 46.46 percent in the same quarter last year. The increase in noninterest expense in the second quarter of 2016 was primarily a result of an increase in salary and employee benefit costs driven by the addition of 4Trust Mortgage Inc. and First Bank employees and annual pay increases.

For the first half of 2016, net income increased 6.49 percent to $52.51 million from $49.30 million for the same period a year ago. Basic earnings per share rose to $0.80 in the first half of 2016 from $0.77 in the same period last year. Net interest income increased 9.80 percent to $113.57 million in the first half of 2016 from $103.44 million in the same period a year ago. The provision for loan losses totaled $4.39 million compared with $2.84 million in the first half of the previous year. Noninterest income was $41.26 million in the first half of 2016 compared with $33.71 million a year ago. Noninterest expense rose to $81.84 million in the first half of 2016 compared with $69.15 million during the same period last year.

As of June 30, 2016, consolidated assets for the Company totaled $6.61 billion compared to $6.53 billion at March 31, 2016, and $6.12 billion at June 30, 2015. Loans totaled $3.31 billion at June 30, 2016, compared with loans of $3.30 billion at March 31, 2016, and $2.97 billion at June 30, 2015. Deposits totaled $5.06 billion at June 30, 2016, compared to $5.06 billion at March 31, 2016, and $4.73 billion at June 30, 2015. Shareholders’ equity rose to $866.16 million as of June 30, 2016, compared with $838.61 million at March 31, 2016, and $701.19 million at June 30, 2015.

“We are pleased to report another quarter of increased earnings for our company despite the low rate environment and continued low commodity prices,” said F. Scott Dueser, Chairman, President and CEO. “We are also excited about the recent opening of our new state-of-the-art facility in Fort Worth. Going forward, we will remain diligent in our search for opportunities to maximize our efficiencies while we continue to seek additional acquisition opportunities for our company that will fit our culture and bring additional earnings and increase shareholder value.”

“In the first half of this year, we experienced record rainfalls that produced flooding in some of our markets,” added Dueser. “In West Texas we were pleased that the weather patterns broke a 10-year drought and filled our lakes; however, we believe the rains had a negative effect on our loan growth and related deposit growth, specifically in the areas of agriculture, interim construction loans and projects that could not be started or advanced due to weather conditions. The cash flow in some of our footprint has also been affected by lower cotton, cattle and oil and gas prices, which has also hurt deposit growth.”

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 69 locations in Texas including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, Fort Worth, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Port Arthur, Ranger, Rising Star, Roby,

San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with nine locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

*****

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2016		2015
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
ASSETS
Cash and due from banks	$135,092	$139,995	$179,140	$133,340	$149,524
Interest-bearing deposits in banks	67,746	22,993	89,936	4,268	18,179
Interest-bearing time deposits in banks	2,427	2,427	3,495	4,491	5,456
Fed funds sold	2,960	2,660	3,810	2,790	5,720
Investment securities	2,795,493	2,763,185	2,734,177	2,737,639	2,729,408
Loans	3,309,388	3,299,207	3,350,593	3,288,422	2,967,768
Allowance for loan losses	(45,060)	(44,072)	(41,877)	(40,420)	(38,999)

Net loans	3,264,328	3,255,135	3,308,716	3,248,002	2,928,769
Premises and equipment	122,326	118,208	115,712	116,803	104,495
Goodwill	139,971	139,971	139,971	139,655	96,632
Other intangible assets	3,959	4,198	4,478	4,641	2,407
Other assets	80,688	76,413	85,635	76,016	74,646

Total assets	$6,614,990	$6,525,185	$6,665,070	$6,467,645	$6,115,236

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$1,644,812	$1,654,271	$1,745,952	$1,720,383	$1,574,745
Interest-bearing deposits	3,411,477	3,409,536	3,444,217	3,376,900	3,152,674

Total deposits	5,056,289	5,063,807	5,190,169	5,097,283	4,727,419
Borrowings	556,924	525,340	615,675	500,903	621,155
Other liabilities	135,619	97,430	54,240	77,425	65,469
Shareholders’ equity	866,158	838,608	804,986	792,034	701,193

Total liabilities and shareholders’ equity	$6,614,990	$6,525,185	$6,665,070	$6,467,645	$6,115,236

	Quarter Ended
	2016		2015
	June 30,	Mar. 31,	Dec 31,	Sept. 30,	June 30,
INCOME STATEMENTS
Interest income	$57,881	$58,335	$59,047	$57,163	$53,344
Interest expense	1,330	1,312	1,046	1,065	1,008

Net interest income	56,551	57,023	58,001	56,098	52,336
Provision for loan losses	2,058	2,328	4,177	2,664	1,554

Net interest income after provision for loan losses	54,493	54,695	53,824	53,434	50,782
Noninterest income	21,438	19,821	19,280	20,446	17,809
Noninterest expense	40,756	41,081	40,342	39,973	35,204

Net income before income taxes	35,175	33,435	32,762	33,907	33,387
Income tax expense	8,366	7,739	7,570	8,021	8,080

Net income	$26,809	$25,696	$25,192	$25,886	$25,307

PER COMMON SHARE DATA
Net income - basic	$0.41	$0.39	$0.38	$0.40	$0.39
Net income - diluted	0.41	0.39	0.38	0.40	0.39
Cash dividends declared	0.18	0.16	0.16	0.16	0.16
Book Value	13.11	12.70	12.20	12.01	10.93
Market Value	$32.79	$29.58	$30.17	$31.78	$34.64
Shares outstanding - end of period	66,059,912	66,043,442	65,990,234	65,942,155	64,156,302
Average outstanding shares - basic	66,016,562	65,974,559	65,940,127	65,335,457	64,148,356
Average outstanding shares - diluted	66,138,275	66,118,998	66,105,098	65,501,697	64,354,720
PERFORMANCE RATIOS
Return on average assets	1.65%	1.58%	1.53%	1.61%	1.67%
Return on average equity	12.76	12.55	12.54	13.63	14.38
Net interest margin (tax equivalent)	4.12	4.15	4.16	4.13	4.07
Efficiency ratio	48.43	49.52	48.38	48.44	46.46

	Six Months Ended
	June 30,
	2016	2015
INCOME STATEMENTS
Interest income	$116,216	$105,413
Interest expense	2,642	1,977

Net interest income	113,574	103,436
Provision for loan losses	4,386	2,844

Net interest income after provision for loan losses	109,188	100,592
Noninterest income	41,258	33,707
Noninterest expense	81,836	69,151

Net income before income taxes	68,610	65,148
Income tax expense	16,105	15,845

Net income	$52,505	$49,303

PER COMMON SHARE DATA
Net income - basic	$0.80	$0.77
Net income - diluted	0.79	0.77
Cash dividends declared	0.34	0.30
Book Value	13.11	10.93
Market Value	$32.79	$34.64
Shares outstanding - end of period	66,059,912	64,156,302
Average outstanding shares - basic	65,995,560	64,135,731
Average outstanding shares - diluted	66,153,579	64,328,672
PERFORMANCE RATIOS
Return on average assets	1.61%	1.66%
Return on average equity	12.65	14.19
Net interest margin (tax equivalent)	4.14	4.09
Efficiency ratio	48.97	46.73

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2016		2015
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$44,072	$41,877	$40,420	$38,999	$37,828
Loans charged off	(1,888)	(1,782)	(3,110)	(1,477)	(943)
Loan recoveries	818	1,649	390	234	560

Net recoveries (charge-offs)	(1,070)	(133)	(2,720)	(1,243)	(383)
Provision for loan losses	2,058	2,328	4,177	2,664	1,554

Balance at end of period	$45,060	$44,072	$41,877	$40,420	$38,999

Allowance for loan losses / period-end loans	1.36%	1.34%	1.25%	1.23%	1.31%
Allowance for loan losses / nonperforming loans	112.36	156.24	143.70	183.39	228.20
Net charge-offs / average loans (annualized)	0.13	0.02	0.33	0.16	0.05
SUMMARY OF LOAN CLASSIFICATION
Special Mention	$26,125	$31,486	$40,576	$43,284	$47,409
Substandard	106,540	110,657	108,813	68,772	48,317
Doubtful	—	—	37	62	43

Total classified loans	$132,665	$142,143	$149,426	$112,118	$95,769

NONPERFORMING ASSETS
Nonaccrual loans	$38,904	$27,175	$28,601	$21,788	$16,854
Accruing troubled debt restructured loans	961	973	199	204	172
Accruing loans 90 days past due	237	59	341	49	64

Total nonperforming loans	40,102	28,207	29,141	22,041	17,090
Foreclosed assets	285	821	627	701	1,045

Total nonperforming assets	$40,387	$29,028	$29,768	$22,742	$18,135

As a % of loans and foreclosed assets	1.22%	0.88%	0.89%	0.69%	0.61%
As a % of end of period total assets	0.61	0.44	0.45	0.35	0.30
OIL AND GAS PORTFOLIO INFORMATION
Oil and gas loans	$87,857	$92,058	$96,712	$92,382	$82,498
Oil and gas loans as a % of total loans	2.65%	2.79%	2.89%	2.81%	2.78%
Classified oil and gas loans	32,674	36,402	34,506	30,028	26,016
Nonaccrual oil and gas loans	5,763	4,917	5,404	2,589	481
Net charge-offs for oil and gas loans	419	517	1,370	567	—
Allowance for oil and gas loans as a % of oil and gas loans	6.57%	7.37%	6.35%	6.48%	5.63%
CAPITAL RATIOS
Common equity Tier 1 capital ratio	16.64%	16.46%	15.90%	15.73%	16.25%
Tier 1 capital ratio	16.64	16.46	15.90	15.73	16.25
Total capital ratio	17.79	17.60	16.97	16.78	17.36
Tier 1 leverage	10.50	10.23	9.96	9.96	9.84
Equity to assets	13.09	12.85	12.08	12.25	11.47

	Quarter Ended
	2016		2015
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
NONINTEREST INCOME
Trust fees	$4,726	$4,655	$4,961	$4,818	$4,740
Service charges on deposits	4,404	4,413	4,730	4,653	4,021
ATM, interchange and credit card fees	5,840	5,680	5,651	5,794	5,445
Real estate mortgage fees	4,013	3,139	3,088	3,742	2,098
Net gain (loss) on sale of available-for-sale securities	912	2	51	136	239
Net gain (loss) on sale of foreclosed assets	278	76	528	28	(49)
Net gain (loss) on sale of assets	(74)	513	(809)	(11)	(4)
Interest on loan recoveries	629	633	216	323	403
Other noninterest income	710	710	864	963	916

Total noninterest income	$21,438	$19,821	$19,280	$20,446	$17,809

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$22,038	$21,545	$20,647	$20,007	$17,865
Profit sharing expense	109	1,045	1,265	1,641	1,308
Net occupancy expense	2,583	2,631	2,674	3,050	2,394
Equipment expense	3,386	3,380	3,218	3,114	2,992
FDIC insurance premiums	818	824	837	819	749
ATM, interchange and credit card expenses	1,806	1,687	1,540	1,509	1,609
Legal, tax and professional fees	2,108	2,209	2,037	1,497	1,701
Audit fees	400	449	359	444	372
Printing, stationery and supplies	464	503	617	594	471
Amortization of intangible assets	199	199	199	200	72
Advertising and public relations	1,537	1,444	1,481	1,564	1,484
Correspondent bank service charges	239	247	239	238	225
Other noninterest expense	5,069	4,918	5,229	5,296	3,962

Total noninterest expense	$40,756	$41,081	$40,342	$39,973	$35,204

TAX EQUIVALENT YIELD ADJUSTMENT	$6,168	$6,115	$6,111	$5,984	$5,635

	Six Months Ended
	June 30,
	2016	2015
NONINTEREST INCOME
Trust fees	$9,380	$9,472
Service charges on deposits	8,818	7,789
ATM, interchange and credit card fees	11,521	10,415
Real estate mortgage fees	7,153	3,580
Net gain (loss) on sale of available-for-sale securities	914	244
Net gain (loss) on sale of foreclosed assets	353	(19)
Net gain (loss) on sale of assets	439	1
Interest on loan recoveries	1,261	510
Other noninterest income	1,419	1,715

Total noninterest income	$41,258	$33,707

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$43,583	$34,889
Profit sharing expense	1,154	2,549
Net occupancy expense	5,214	4,590
Equipment expense	6,766	5,891
FDIC insurance premiums	1,642	1,498
ATM, interchange and credit card expenses	3,492	3,335
Legal, tax and professional fees	4,318	3,398
Audit fees	850	752
Printing, stationery and supplies	967	1,067
Amortization of intangible assets	398	162
Advertising and public relations	2,982	2,837
Correspondent bank service charges	486	447
Other noninterest expense	9,984	7,736

Total noninterest expense	$81,836	$69,151

TAX EQUIVALENT YIELD ADJUSTMENT	$12,284	$10,847

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended			Three Months Ended
	June 30, 2016			Mar. 31, 2016
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$5,701	$6	0.44%	$7,534	$9	0.50%
Interest-bearing deposits in nonaffiliated banks	37,159	57	0.61	40,239	51	0.51
Taxable securities	1,349,325	7,130	2.11	1,323,606	7,262	2.19
Tax exempt securities	1,439,575	16,446	4.57	1,428,178	16,326	4.57
Loans	3,295,557	40,410	4.93	3,312,664	40,802	4.95

Total interest-earning assets	6,127,317	$64,049	4.20%	6,112,221	$64,450	4.24%
Noninterest-earning assets	416,414			432,862

Total assets	$6,543,731			$6,545,083

Interest-bearing liabilities:
Deposits	$3,388,572	$1,033	0.12%	$3,445,622	$1,052	0.12%
Fed funds purchased and other borrowings	587,981	297	0.20	562,569	260	0.19

Total interest-bearing liabilities	3,976,553	$1,330	0.14%	4,008,191	$1,312	0.13%
Noninterest-bearing liabilities	1,722,037			1,713,122
Shareholders’ equity	845,141			823,770

Total liabilities and shareholders’ equity	$6,543,731			$6,545,083

Net interest income and margin (tax equivalent)		$62,719	4.12%		$63,138	4.15%

	Three Months Ended			Three Months Ended
	Dec. 31, 2015			Sept. 30, 2015
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$5,769	$4	0.31%	$8,334	$8	0.40%
Interest-bearing deposits in nonaffiliated banks	32,937	33	0.40	42,083	33	0.31
Taxable securities	1,352,555	7,170	2.12	1,372,834	7,296	2.13
Tax exempt securities	1,408,410	16,305	4.63	1,376,119	16,021	4.66
Loans	3,309,685	41,646	4.99	3,161,229	39,789	4.99

Total interest-earning assets	6,109,356	$65,158	4.23%	5,960,599	$63,147	4.20%
Noninterest-earning assets	427,018			402,174

Total assets	$6,536,374			$6,362,773

Interest-bearing liabilities:
Deposits	$3,391,514	$882	0.10%	$3,295,411	$932	0.11%
Fed funds purchased and other borrowings	575,861	164	0.11	572,431	133	0.09

Total interest-bearing liabilities	3,967,375	$1,046	0.10%	3,867,842	$1,065	0.11%
Noninterest-bearing liabilities	1,772,060			1,741,319
Shareholders’ equity	796,939			753,612

Total liabilities and shareholders’ equity	$6,536,374			$6,362,773

Net interest income and margin (tax equivalent)		$64,112	4.16%		$62,082	4.13%

	Three Months Ended
	June 30, 2015
	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$10,391	$10	0.37%
Interest-bearing deposits in nonaffiliated banks	34,633	40	0.47
Taxable securities	1,425,744	7,398	2.08
Tax exempt securities	1,294,809	15,108	4.67
Loans	2,954,502	36,423	4.94

Total interest-earning assets	5,720,079	$58,979	4.14%
Noninterest-earning assets	351,223

Total assets	$6,071,302

Interest-bearing liabilities:
Deposits	$3,177,999	$902	0.11%
Fed funds purchased and other borrowings	558,367	106	0.08

Total interest-bearing liabilities	3,736,366	$1,008	0.11%
Noninterest-bearing liabilities	1,628,847
Shareholders’ equity	706,089

Total liabilities and shareholders’ equity	$6,071,302

Net interest income and margin (tax equivalent)		$57,971	4.07%

	Six Months Ended			Six Months Ended
	June 30, 2016			June 30, 2015
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$6,618	$16	0.48%	$8,589	$14	0.33%
Interest-bearing deposits in nonaffiliated banks	38,699	108	0.56	62,063	115	0.38
Taxable securities	1,336,466	14,392	2.15	1,379,664	15,208	2.20
Tax exempt securities	1,433,877	32,772	4.57	1,243,575	29,081	4.68
Loans	3,304,111	81,212	4.94	2,943,216	71,842	4.92

Total interest-earning assets	6,119,771	$128,500	4.22%	5,637,107	$116,260	4.16%
Noninterest-earning assets	424,636			357,185

Total assets	$6,544,407			$5,994,292

Interest-bearing liabilities:
Deposits	$3,417,096	$2,085	0.12%	$3,199,655	$1,829	0.12%
Fed funds purchased and other short term borrowings	575,275	557	0.19	473,760	148	0.06

Total interest-bearing liabilities	3,992,371	$2,642	0.14%	3,673,415	$1,977	0.11%
Noninterest-bearing liabilities	1,717,581			1,620,187
Shareholders’ equity	834,455			700,690

Total liabilities and shareholders’ equity	$6,544,407			$5,994,292

Net interest income and margin (tax equivalent)		$125,858	4.14%		$114,283	4.09%